150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

Filed in the office of	Document Number
Barbara K. Cegavske	20170516039-54
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/06/2017 12:30 PM
	Entity Number E0242752008-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

BTCS Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Resolved, the Company authorizes the withdrawal of the Certificate of Designation for Series C Convertible Preferred Stock. dated 12/6/2017.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.